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                                                                    EXHIBIT 4(D)

                              CERTIFICATE OF TRUST
                                       OF
                             FIRST UNION CAPITAL II

     This Certificate of Trust of First Union Capital II (the "Trust"), dated November 6, 1996, is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del.
C. (section mark) 3801 et seq.).

          1. NAME. The name of the business trust being formed hereby is First Union Capital II.

          2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust, with a principal place of business in the State of Delaware, are Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

          3. EFFECTIVE DATE. This Certificate of Trust shall be effective as of November 6, 1996.

     IN WITNESS WHEREOF, the undersigned, being the trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

                                         WILMINGTON TRUST COMPANY, not in its
                                         individual capacity, but solely as
                                         Trustee

                                         By: /s/       EMMETT R. HARMON
                                           Name: Emmett R. Harmon
                                           Title: Vice President